Exhibit 99.1

OptimizeRx Corporation Sets Second Quarter 2016 Conference

Call for Monday, August 8, 2016 at 4:30 p.m. ET

ROCHESTER, MI – July 25, 2016 – OptimizeRx Corp. (OTCQB: OPRX), a health technology software company whose premier content-delivery platform enables pharmaceutical companies to provide on-demand patient-care services, will hold a conference call on Monday, August 8, 2016 at 4:30 p.m. Eastern time to discuss results for the second quarter ended June 30, 2016. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Monday, August 8, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-210-9006

International dial-in number: 1-719-325-2364

Conference ID: 2477271

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 29, 2016, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 2477271

About OptimizeRx Corp
OptimizeRx Corporation (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The company’s core product, SampleMD, replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion and over 350 other EHRs to reach over 250,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, please go to www.optimizerxcorp.com.

Company Contact:
OptimizeRx
Doug Baker
dbaker@optimizerx.com
248-651-6568 x807

Investor Relations Contact:
Liolios Group
Ron Both, Senior Managing Director
oprx@liolios.com
949-574-3860